                                                                    Exhibit 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Synopsys, Inc. on Form S-8 of our report dated October 11, 1996 (relating to the consolidated financial statements of EPIC Design Technology, Inc. not presented separately therein), appearing in the Annual Report on Form 10-K of Synopsys, Inc. for the year ended September 30, 1998.


/s/ Deloitte & Touche LLP
---------------------------
DELOITTE & TOUCHE LLP

San Jose, California
July 30, 1999